                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   Form 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                          The Securities Act of 1934

      Date of Report (Date of earliest event reported): January 16, 1997

                              ETEC SYSTEMS, INC.

            (Exact name of registrant as specified in its charter)


    Nevada                          0-26968                     94-3094580
(State or other                   (Commission                (I.R.S. Employer
jurisdiction                      File Number)               Identification No.)
of incorporation)


       26460 Corporate Avenue, Hayward, California                94545
        (Address of principal executive offices)                (Zip Code)


                                (510) 783-9210
             (Registrant's telephone number, including area code)



         This report consists of four pages and contains no exhibits.

ITEM 5. OTHER EVENTS

     See the following press release, dated January 16, 1997, announcing the adoption of a shareholder rights plan.


ETEC SYSTEMS:
Phil Koen                   Rae Anne Chalmers              David Miller
Chief Financial Officer     Manager, Investor Relations    Manager, Marketing Comm.
ph:  510.887.3473           ph:  510.887.3578              ph.: 510-780-3710
fax: 510.732.1469           fax: 510.732.1469              fax: 510-887-2870


               ETEC SYSTEMS, INC. ADOPTS SHAREHOLDER RIGHTS PLAN

HAYWARD, Calif., January 16, 1997--Etec Systems, Inc. (Nasdaq:ETEC), a leader in pattern generation (PG) equipment for the worldwide semiconductor and electronics industries, announced today that its board of directors has adopted a shareholder rights plan designed to ensure fair and equal treatment for all shareholders, in the event of a proposed acquisition of the company, by enhancing the ability of the board of directors to negotiate more effectively with a prospective suitor. Under the plan, shareholder rights will be triggered if a hostile party acquires 15% of the company's stock without approval of the board of directors.

"We are not aware of any specific current threat, and we have no particular reason to believe we will be the target of a takeover attempt in the future," stated Steve Cooper, Etec Systems Inc. Chairman, President and Chief Executive Officer. "However, this plan will strengthen the board's position to negotiate a fair transaction for Etec shareholders, should such an action be attempted. We feel that with the adoption of the plan, we have made a prudent management decision to protect our shareholders in the event an unsolicited attempt is made to acquire the company for less than its fair market value. We are committed to protecting long-term value for our shareholders, and the adoption of this plan is designed to deter coercive takeover tactics."

Under the plan, the board will retain the power to redeem plan rights for $.01 per share, if deemed appropriate in connection with a transaction determined by the board to be in the best interests of shareholders.

Details regarding the rights plan are outlined in a summary that will be mailed to all shareholders.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: EXCEPT FOR HISTORICAL INFORMATION, THE MATTERS DISCUSSED IN THIS NEWS RELEASE ARE FORWARD-LOOKING STATEMENTS THAT ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES THAT COULD CAUSE THE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED, INCLUDING BUT NOT LIMITED TO THE EFFECTIVENESS OF THE RIGHTS IN PROTECTING THE COMPANY'S SHAREHOLDERS AGAINST UNSOLICITED TAKEOVER ATTEMPTS AT LESS THAN FAIR VALUE AND OTHER RISKS DETAILED FROM TIME TO TIME IN THE COMPANY'S SEC REPORTS. THE COMPANY ASSUMES NO OBLIGATION TO UPDATE THE INFORMATION IN THIS RELEASE.

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

ABOUT ETEC: Etec Systems, Inc. is a leader in pattern generation (PG) equipment for the worldwide semiconductor and electronics industries. Its products include electron- and laser-beam systems that produce high-precision masks, used to print circuit patterns onto semiconductor wafers and high-speed, large-area laser direct imaging systems for electronic interconnect production applications. Founded in 1970, the company is headquartered in Hayward, Calif., with manufacturing facilities in Hayward, Beaverton, Ore., and Tucson, Ariz., with sales and service offices worldwide. Etec's stock is traded on the Nasdaq Stock Market under the symbol ETEC. The company's website can be found at www.etec.com.

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

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   ETEC SYSTEMS, INC.
                                   (Registrant)


January 30, 1997                   By:  /s/ Edward B. Quigley
                                       ----------------------
                                       Edward B. Quigley
                                       Controller (Principal Accounting Officer)

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